                                                                 EXHIBIT 10.1


                                                                [EXECUTION COPY]

                             AMENDMENT NO. 5, WAIVER
                                   AND CONSENT
                                       to
                              Amended and Restated
                           Loan and Security Agreement
                          dated as of December 20, 1996


         AMENDMENT NO. 5, WAIVER AND CONSENT entered into as of July 14, 1998 among RIDGEVIEW, INC., a North Carolina corporation (for itself and as successor by merger to InterKnit, Inc., an Alabama corporation) ("Ridgeview"), SENECA KNITTING MILLS CORPORATION, a New York corporation ("Seneca"), TRI-STAR HOSIERY MILLS, INC., a North Carolina corporation ("THM", and, together with Ridgeview and Seneca, the "Borrowers"), and NATIONSBANK, N.A., a national banking association (the "Lender").

                              Preliminary Statement

         The Borrowers and the Lender are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 20, 1996, as amended by Amendment No.1 dated as of January 31, 1997, Amendment No.2 dated as of March 13, 1997, Amendment No. 3 dated as of July 31, 1997 and Amendment No. 4 dated as of March 13, 1998 (as so amended, the "Loan Agreement," terms defined therein, unless otherwise defined herein, being used herein as therein defined).

         The Borrowers have informed the Lender that Ridgeview has entered into a certain Stock Purchase Agreement dated as of July 14, 1998 (the "THM Acquisition Agreement") by and between Ridgeview, as purchaser, and James W. Daniel, William W. Burke, and J. Brad Peavy, each an individual, as sellers (collectively, the "THM Acquisition Parties"), pursuant to which Ridgeview shall acquire all of the issued and outstanding stock of Tri-Star Hosiery Mills, Inc., a North Carolina corporation (the "THM Acquisition").

         The Borrowers have requested an increase in the Revolving Credit Facility, an extension of new Term Loans and certain other modifications to the Loan Agreement, that the Lender consent to the THM Acquisition, and that the Lender waive certain Defaults under the Loan Agreement, and the Lender has agreed to such request, upon and subject to all of the terms, conditions and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the Loan Agreement, the mutual covenants set forth therein and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Loan Agreement. Subject to the provisions of
Section 4, the Loan Agreement is hereby amended:

                  (a) by amending the provisions of Section 1.1 Definitions as follows:

         (i) by amending the definition "Borrower" in its entirety to read as follows:

                  "Borrower" means each of Ridgeview, Seneca and THM, and "Borrowers" means all of Ridgeview, Seneca and THM.

         (ii) by amending the definition "Borrowing Base" in its entirety to read as follows:

                  "Borrowing Base" means at any time an amount equal to the sum of:

         (a) 80% (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

         (b) the lesser of

                  (i) subject to the proviso below, 60% (or such lesser percentage as the Lender may in its sole and absolute discretion determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, and

                  (ii) (A) during the period April 1 through September 30 of each calendar year, $18,000,000, and (B) during the period October 1 of one calendar year through March 31 of the following calendar year, $14,000,000, MINUS

         (c) the Letter of Credit Obligations and such other reserves as the Lender may determine from time to time in the exercise of its reasonable credit judgment;

         PROVIDED, that the stated advance rate (subject to the Lender's discretion) against Eligible Inventory may be 65% during the period April 1 through September 30 of each calendar year.

         (iv) by deleting the definitions "CAPEX Loan", "CAPEX Loan Facility", "CAPEX Lock-in Date", "CAPEX Note" and "Hard Cost Capital Expenditures" in their entirety.

         (v) by amending the definition "Permitted Investments" by (A) deleting the word "and" appearing immediately before clause (d) appearing therein, and
(B) by inserting the phrase ", and (e) the THM Acquisition" immediately before the period appearing at the end thereof;

         (vi) by amending the definition "Revolving Credit Facility" by deleting the figure "$28,000,000" appearing therein and substituting therefor the figure "$34,000,000";



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

         (vii) by amending the definition "Term Note" in its entirety to read as follows:

         "Term Note" means any of (a) the Amended, Restated and Consolidated Term Note, substantially in the form of EXHIBIT A-2 hereto, and (b) any other Term Note, substantially in the form of EXHIBIT A-3 hereto, in each case made by the Borrowers payable to the order of the Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Term Loan made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to the Lender or a different lender, whether issued in connection with a Person becoming a lender after the Effective Date or otherwise), in each case with all blanks properly completed.

                  (b) by further amending Section 1.1 Definitions by adding thereto in appropriate alphabetical order the following additional definitions:

                  "Amendment No. 5" means Amendment No. 5, Waiver and Consent dated as of July 14, 1998 to this Agreement.

                  "Amendment No. 5 Effective Date" means the date on which Amendment No. 5 shall have become effective in accordance with its terms.

                  "Term Loan A" means the Term Loan made to the Borrowers pursuant to SECTION 2B.1(a).

                  "Term Loan B" means the Term Loan made to the Borrowers pursuant to SECTION 2B.1(b)(i).

                  "Term Loan C" means the Term Loan made to the Borrowers pursuant to SECTION 2B.1(b)(ii).

                  "THM" means Tri-Star Hosiery Mills, Inc., a North Carolina corporation.

                  "THM Acquisition" means the Acquisition by Ridgeview of 100% of the issued and outstanding capital stock of THM pursuant to that certain Stock Purchase Agreement dated as of July 14, 1998 by and between Ridgeview, as purchaser, and James W. Daniel, William W. Burke, and J. Brad Peavy, each an individual, as sellers, in the form delivered to the Lender on or prior to the Amendment No. 5 Effective Date.

                  (c) by amending Section 2B.1 Term Loan in its entirety to read as follows:

                  Section 2B.1 Term Loans. (a) The Lender has made the Term Loan A to the Borrowers prior to the Effective Date pursuant to Section 2.1 of the Existing Term Loan Agreement in the original principal amount of $5,000,000 and pursuant to Section 2.7(a) of the Existing Revolving Agreement in the original principal amount of $1,000,000. As of



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

         the Agreement Date, the aggregate outstanding principal balance of Term Loan A is $4,969,659.

(b) Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement and Amendment No. 5, the Lender shall make to the Borrowers on the Amendment No. 5 Effective Date (i) a Term Loan B in the original principal amount of $500,000 and (ii) a Term Loan C in the original principal amount of $615,000.

                  (d) by amending Section 2B.2 Repayment of Term Loan in its entirety to read as follows:

                  Section 2B.2 Repayment of Term Loans. The Term Loans are due and payable, and shall be repaid in full by the Borrowers as follows:
         (a) as to Term Loan A, in 43 installments, the first 42 installments, payable on January 1, 1997 and on the first day of each calendar month thereafter, shall be in the amount of $53,667 each and the final installment payable on June 30, 2000 shall be in the amount of the then unpaid balance of such Term Loan A, (b) as to Term Loan B, in 24 installments, the first 23 installments payable on August 1, 1998 and on the first day of each calendar month thereafter, shall be in the amount of $20,833 each and the final installment payable on June 30, 2000 shall be in the amount of the then unpaid balance of such Term Loan B, and (c) as to Term Loan C, in 24 installments, the first 23 installments payable on August 1, 1998 and on the first day of each calendar month thereafter, shall be in the amount of $7,321 each and the final installment payable on June 30, 2000 shall be in the amount of the then unpaid balance of such Term Loan C.

                  (e) by amending Section 2B.3 Term Note in its entirety to read as follows:

Section 2B.3 Term Notes. The Term Loans and the joint and several obligations of the Borrowers to repay such Loans shall be evidenced by three Term Notes payable to the order of Lender. The Term Note in respect of Term Loan A shall be dated the Effective Date and the Term Notes in respect of Term Loan B and Term Loan C shall be dated the Amendment No. 5 Effective Date; each such Term Note shall be duly and validly executed and delivered by the Borrowers.

                  (f) by amending Section 2B.4 Prepayment of Term Loan in its entirety to read as follows:

                  Section 2B.4        Prepayment of Term Loans.

                  (a) Voluntary Prepayment. The Borrowers shall have the right at any time and from time to time, upon at least 60 days' prior written notice to the Lender in the case of a prepayment in full and upon at least five days' prior written notice to the Lender in the case of a partial prepayment, to prepay the Term Loans in whole or in part on any Business Day. Each partial prepayment of the Term Loans shall be in a principal amount equal to $100,000 or any integral multiple thereof and shall be applied (x) first to the principal installments of Term Loan B in the inverse order of their maturities, and (y) then to the



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

         principal installments of each other Term Loan ratably in the inverse order of their maturities. On the prepayment date, the Borrowers shall pay interest on the amount prepaid, accrued to the prepayment date and any amounts which may become due pursuant to SECTION 3.10 as a result of such prepayment. Any notice of prepayment given by the Borrowers hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any fees) shall be due and payable on the date designated in the notice.

                  (b) Mandatory Prepayment. (i) Any and all amounts received by a Borrower as proceeds from the sale of any Equipment or Real Estate to the extent such proceeds exceed (i) $5,000 in the case of any single item of Equipment or parcel of Real Estate, or (ii) $25,000 in the aggregate for all such Equipment and Real Estate sold during any twelve-month period shall be paid, immediately upon receipt by the applicable Borrower to the Lender and shall be applied (x) first to the principal installments of Term Loan B in the inverse order of their maturities, and (y) then to the principal installments of each other Term Loan ratably in the inverse order of their maturities, with any balance remaining after prepayment in full of the Term Loans to be applied to repay any amounts due under the Revolving Credit Loan. The Borrowers shall also be obligated to prepay the Term Loans in full together with accrued and unpaid interest thereon upon any termination of this Agreement pursuant to SECTION 3.5 or otherwise or upon any acceleration of the Term Loans pursuant to ARTICLE 11.

(g)      by deleting ARTICLE 2C. CAPEX LOAN FACILITY in its entirety;

                  (h) by amending Section 3.1 Interest by (i) amending clause
(a) appearing therein by inserting the phrase "(PLUS, with regard to Term Loan B, 0.75%)" immediately after the phrase "PLUS the Applicable Margin" appearing therein, and (ii) amending clause (b) appearing therein by inserting the phrase "(PLUS, with regard to Term Loan B, 0.75%)" immediately after the phrase "PLUS the Applicable Margin" appearing therein;

                  (i) by amending Section 10.1(b)(ii) in its entirety to read as follows:

         (ii) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the Domestic Business of Ridgeview and its U.S. Subsidiaries (A) to be less than $13,800,000 at any time during the fiscal quarter of Ridgeview ending on September 29, 1998, (B) to be less than $14,750,000 at any time during the fiscal quarter of Ridgeview ending on December 30, 1998, (C) to be less than $15,500,000 at any time during the fiscal quarter of Ridgeview ending on March 30, 1998, and (D) from January 1, 1997 to and including June 29, 1998, and from and after March 31, 1999 to be less than the following amounts at any time during the following periods:

                                              Minimum Domestic Business
                  Period                         Tangible Net Worth
                  ------                      -------------------------
         January 1 through             such Tangible Net Worth as of December 31
          through June 29              of the fiscal  year immediately preceding
                                       the date of determination


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

         June 30                       sum of such Tangible Net Worth as of
           through September 29        December 31 of the fiscal year
                                       immediately preceding the date of
                                       determination and the greater of (x)
                                       $250,000 and (y) 70% of earnings of
                                       Ridgeview and its U.S. Subsidiaries for
                                       the first two fiscal quarters of the
                                       current fiscal year

         September 30                  sum of such Tangible Net Worth as of
           through December 30         December 31 of the fiscal year
                                       immediately preceding the date of
                                       determination and the greater of (x)
                                       $750,000 and (y) 70% of earnings of
                                       Ridgeview and its U.S. Subsidiaries for
                                       the first three fiscal quarters of the
                                       current fiscal year


         December 31                   sum of such Tangible Net Worth as of
                                       December 31 of the fiscal  year
                                       immediately preceding the date of
                                       determination and the greater of (x)
                                       $1,750,000 and (y) 70% of earnings of
                                       Ridgeview and its U.S. Subsidiaries for
                                       the fiscal year ending on the date of
                                       determination


                  (j) by amending Section 10.1(b)(iii) in its entirety to read as follows:

         (iii) Minimum Fixed Charge Ratio. Permit the Fixed Charge Ratio of the Domestic Business of Ridgeview and its U.S. Subsidiaries to be less than 1.25 to 1.0 as of the last day of each month from December 31, 1996 to and including June 29, 1998, and thereafter as of the last day of each month during any period set forth below to be less than the ratio set forth below opposite such period, in each case computed for the period of 12 consecutive calendar months then ended:

                          Period                                      Ratio
                          ------                                      -----
From June 30, 1998 to and including September 29, 1998             1.00 to 1.0
From September 30, 1998 to and including December 30, 1998         0.70 to 1.0
From December 31, 1998 to and including March 30, 1999             0.85 to 1.0
From March 31, 1999 to and including September 29, 1999            1.10 to 1.0
From and after September 30, 1999                                  1.25 to 1.0

                  (k) by amending Section 10.1(b)(iv) by deleting the ratio "1.3 to 1.0" appearing therein and substituting therefor the ratio "1.2 to 1.0"; and

                  (l) by deleting Exhibit A-3 to the Loan Agreement in its entirety, and substituting therefor a new Exhibit A-3 in the form attached hereto.

         Section 2. Consent and Acknowledgment. The Lender hereby consents, subject to the conditions of Section 4, to the THM Acquisition. By their execution and delivery hereof, each of the Borrowers and the Lender acknowledges and agrees that THM, as of the Amendment No. 5 Effective Date (as hereinafter defined), will become, by its execution and delivery hereof, a Borrower under and as defined in the Loan Agreement, bound by all of the terms and provisions thereof.

         Section 3. Waiver. The Lender hereby waives, subject to the conditions of Section 4, compliance and the effects of noncompliance by the Borrowers with the provisions of (i) Section 10.1(b)(ii) of the Loan Agreement, to the extent that the Tangible Net Worth of the Borrowers as of March 31, 1998 was not less than $17,055,660, and (ii) Section 10.1(b)(iii) of the Loan Agreement, to the extent that the Fixed Charge Coverage Ratio of the Borrowers as of March 31, 1998 was not less than 0.15 to 1.0.

         Section 4. Effectiveness. Sections 1,2 and 3 of this Amendment shall become effective as of the date hereof on the first date (the "Amendment No. 5 Effective Date") on which the following conditions have been satisfied:

                  (a) Documents and Fees. The Lender shall have received the following, in form and substance satisfactory to the Lender:

                           (i) payment by the Borrowers of a $40,000 origination
                  fee with respect to the increase in the Revolving Credit Facility and the additional Term Loans effected by this Amendment (which amount the Borrowers hereby irrevocably authorize the Lender to charge to any account of the Borrowers (or an individual Borrower)) maintained with the Lender;

                           (ii) counterparts of this Amendment duly executed by
                  the Borrowers, together with the Consent and Confirmation attached hereto duly executed by the Guarantor;


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

                           (iii) a Revolving Credit Note in the form attached
                  hereto as ANNEX 1, duly executed and delivered by each Borrower to the order of the Lender;

                           (iv) the Term Notes in respect of Term Loan B and
                  Term Loan C in the form attached hereto as Exhibit A-3, duly executed and delivered by the Borrowers to the order of the Lender;

                           (v) certified copies of the articles of incorporation
                  and by-laws of each Borrower as in effect on the Amendment No. 5 Effective Date and all corporate action, including shareholder approval, if necessary, taken by each Borrower or its shareholders to authorize the transactions contemplated by this Amendment and the THM Acquisition and the incumbency of officers of each Borrower;

                           (vi) a certificate of the chief operating officer,
                  president, vice president-finance or other officers reasonably acceptable to the Lender of each of the Borrowers stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

                           (A) both before and after giving effect to this Amendment and the THM Acquisition, all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct as of the Amendment No. 5 Effective Date,

                           (B) both before and after giving effect to this Amendment and the THM Acquisition, no Default or Event of Default exists;

                           (C) there has not occurred any material adverse change since December 31, 1997 in the business, assets, operations, condition (financial or otherwise) or prospects of any Borrower prior to the Amendment No. 5 Effective Date; and

                           (D) there does not exist any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect adversely any Borrower or the THM Acquisition, or that could have a material adverse effect on any Borrower or the THM Acquisition or on the ability of the Borrowers to perform their obligations under the Loan Documents as amended.

                           (vii) a certificate evidencing the good standing of
                  THM in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                           (viii) Financing Statements duly executed and
                  delivered by THM;


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

                           (ix) a Mortgage duly executed and delivered by THM
                  with respect to property of THM located at 300 West Crawford Street, Mebane, North Carolina in proper form for the recording of such instrument in Alamance County, North Carolina;

                           (x) a fully paid endorsement to the mortgagee title
                  insurance policy relating to such Mortgage of THM or, at the option of the Lender, an unconditional commitment for the issuance thereof with all requirements and conditions to the issuance of the final endorsement deleted or marked satisfied, issued by a title insurance company satisfactory to the Lender, confirming that such Mortgage creates a valid first lien on, and security title to, all Real Estate described therein as security for the Secured Obligations;

                           (xi) certificates or binders of insurance relating to
                  each of the policies of insurance covering any of the Collateral owned by THM together with loss payable clauses which comply with the terms of Section 7.9 of the Loan Agreement;

                           (xii) evidence satisfactory to the Lender of the
                  release and termination of (or agreement to release and terminate) all Liens relating to THM's property other than Permitted Liens;

                           (xiii) a signed opinion of Moore & Van Allen, counsel
                  for the Borrowers, and such local counsel as the Lender shall deem necessary and desirable, opining as to such matters in connection with this Amendment as the Lender or its counsel may reasonably request; and

                           (xiv) updated Schedules to the Loan Agreement and the
                  Loan Documents, as necessary, revised to reflect the THM Acquisition and any other changes since March 13, 1998; and

                           (xv) such other documents and instruments as the
                  Lender may reasonably request.

                  (b) THM Acquisition. On the Amendment No. 5 Effective Date (i) the Lender shall have received true and complete executed or conformed copies of the THM Acquisition Agreement, and any other agreement, document, certificate or instrument to be delivered in connection with the THM Acquisition (collectively, the "THM Acquisition Documents") and any amendments thereto; (ii) the THM Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the THM Acquisition is required to occur) except with the prior written consent of the Lender,
         (iii) none of the parties to any of the THM Acquisition Documents shall have failed to perform any material obligation or covenant required by such THM Acquisition Document to be performed or complied with by it on or before the Amendment No. 5 Effective Date; (iv) certificates shall have been executed and delivered by the THM Acquisition Parties to each other confirming (and such confirmation shall be accurate) that all representations and warranties of the THM contained in the THM Acquisition Agreement and the other THM Acquisition Documents are true and correct in all material respects with the same effect as though made on and as of the Amendment No. 5 Effective Date; (v) all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the THM Acquisition Parties in respect of the THM Acquisition shall have been obtained by such parties, and no such approvals shall impose any conditions to the consummation of the THM Acquisition; (vi) the THM Acquisition shall have been consummated in accordance with the terms and provisions of the THM Acquisition Agreement and the other THM Acquisition Documents, without any amendment or waiver of any material provision thereof;
         (vii) the Agent shall have received in form and substance satisfactory to it financial statements of THM and the pro forma consolidated balance sheet of the Borrowers as of January 1, 1998; (viii) the Lender shall have received evidence satisfactory to it and confirmed by a certificate of the chief financial officer of Ridgeview, that as of the Amendment No. 5 Effective Date, availability under the Revolving Credit Facility, after giving effect to the estimated fees and expenses in connection with the consummation of the transactions contemplated by this Amendment and the THM Acquisition to be paid on the Amendment No. 5 Effective Date, is not less than $1,000,000; and (x) the Lender shall have received a certificate of the Ridgeview's chief executive officer or other evidence satisfactory to it that each of the foregoing conditions has been satisfied. In addition, all opinion letters delivered in connection with the THM Acquisition Documents and the transactions contemplated thereby shall be addressed to the Lender, or accompanied by a written authorization from the firm delivering such opinion letter stating that the Lender may rely on such opinion letter as though it were addressed to them.

         Section 5. Effect of Amendment. Upon and after the effectiveness of this Amendment as provided in Section 3 hereof, all references to the Loan Agreement in the Loan Agreement or in any other Loan Document shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not, and will not, amend, modify or supplement any provision of or constitute a consent to or a waiver of any noncompliance with the provisions of the Loan Agreement and, except as specifically provided in this Amendment, the Loan Agreement shall remain in full force and effect.

         Section 6. Representations, Warranties and Covenants. Each Borrower hereby makes the following representations and warranties to, and covenants with the Lender, which representations, warranties and covenants shall survive the delivery of this Amendment and the making of Loans under the Loan Agreement as amended hereby:

                  (a) Organization; Power; Qualification. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect.

                  (b) Authorization of Agreements. To the extent it is a party thereto, each Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Amendment, the THM Mortgage, the THM Acquisition Agreement and each other Loan Document and THM Acquisition Document executed in connection with this Amendment and the THM Acquisition in accordance with its terms. This Amendment has been, and the THM Mortgage, the THM Acquisition Agreement and each other Loan Document and THM Acquisition Document contemplated hereby when executed and delivered by the Borrowers, will have been, duly executed and delivered by the duly authorized officers of each Borrower and is, or at such time will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

                  (c) Compliance of Agreements with Laws. The execution and delivery of this Amendment, the THM Mortgage, the THM Acquisition Agreement and each other Loan Document and THM Acquisition Document executed in connection with this Amendment and the THM Acquisition, and the performance of the Loan Agreement as amended by this Amendment and of the THM Mortgage, the THM Acquisition Agreement and each other Loan Document and THM Acquisition Document in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any
                  applicable law relating to such Borrower or any of its Affiliates,

                           (ii) conflict with, result in a breach of or
                  constitute a default under (1) the articles of incorporation or by-laws or any shareholders' agreement of such Borrower,
                  (2) any indenture, agreement or other instrument to which such Borrower is a party or by which any of its property may be bound or (3) any Governmental Approval relating to such Borrower, or

                           (iii) result in or require the creation or imposition
                  of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than the Security Interest.

                  (d) Ridgeview hereby makes the following representations and warranties to the Lender, which representations and warranties shall survive the delivery of this Amendment and the making of additional Loans under the Loan Agreement as amended hereby: (i) it has heretofore furnished to the Lender true, complete and correct copies of the THM Acquisition Agreement (including any schedules, exhibits and annexes thereto) and each THM Acquisition Document; (ii) the THM Acquisition Agreement has not been amended supplemented or modified except as previously disclosed in writing to the Lender and, together with the other THM Acquisition Documents, copies of which have also been delivered to the Lender, constitutes the complete understanding among the THM Acquisition Parties in respect of the THM Acquisition and the other matters and transactions covered thereby;
         (iii) the THM Acquisition Agreement has been duly executed and delivered by the THM Acquisition Parties and is a valid, legal and binding obligation of Ridgeview and to Ridgeview's knowledge, the other THM Acquisition Parties; (iv) the representations and warranties of Ridgeview contained in the THM Acquisition Agreement are true and correct in all material respects on the Amendment No. 5 Effective Date, and the Lender is entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in the Loan Agreement as amended by this Amendment and made to the Lender directly as of the Amendment No. 5 Effective Date.

                  (e) Landlord Waiver. The Borrowers shall deliver to the Lender, within 30 days of the date hereof, a landlord's waiver and consent agreement in form and substance satisfactory to Lender, duly executed on behalf of the lessor of real property leased by THM in Mebane, Alamance County, North Carolina.

         Section 7. General Provisions.

                  (a) Expenses.

                           (i) The Borrowers agree to pay or reimburse on demand
                  all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Amendment, the Loan Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation, the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Amendment, the Loan Agreement and the other Loan Documents, (b) sums paid or obligations incurred in connection with the payment of any amount or taking any action required of a Borrower under this Amendment, the Loan Agreement and the other Loan Documents that such Borrower fails to pay or take, and (c) any other obligations or expenses of the Borrowers under Section 12.2 of the Loan Agreement.

                           (ii) The foregoing shall not be construed to limit
                  any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby irrevocably authorize the Lender to charge to any account of the Borrowers (or any individual Borrower) maintained with the Lender in the amount of any costs and expenses owed by the Borrowers , as set forth in this Section or otherwise, when such costs and expenses are due to the Lender and to deem such amounts (but not in duplication) a request for a borrowing under the Revolving Credit Facility pursuant to the provisions of Section 2A.2(a)(iii) of the Loan Agreement.

                           (b) Governing Law. This Amendment shall be construed
                  in accordance with and governed by the law of the State of Georgia.

                           (c) Counterpart Execution. This Amendment may be
                  executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        RIDGEVIEW, INC.

[CORPORATE SEAL]

Attest:                                 By: ______________________________
                                              Hugh R. Gaither
By:                                           President
      Name:
      Title:

                                        SENECA KNITTING MILLS CORPORATION

[CORPORATE SEAL]

Attest:                                 By: ______________________________
                                              Hugh R. Gaither
By:                                           President
      Name:
      Title:


                                        TRI-STAR HOSIERY MILLS, INC.


[CORPORATE SEAL]

Attest:                                 By: ______________________________
                                              Hugh R. Gaither
By:                                           President
      Name:
      Title:


                                        NATIONSBANK, N.A.


                                        By: ______________________________
                                              Scott K. Goldstein
                                              Vice President

                                                                       EXHIBIT E

                            CONSENT AND CONFIRMATION


         The undersigned, GPM Corporation, as the maker of the Subsidiary Guaranty, hereby acknowledges receipt of the foregoing Amendment No. 5 and confirms, for the benefit of the Borrowers and the Lender, that the Subsidiary Guaranty remains in full force and effect, in accordance with its terms, as to Secured Obligations of the Borrower under the Loan Agreement as amended by the said Amendment No. 5 and is hereby in all respects ratified and confirmed.

Dated:  As of July ___, 1998

                                       GPM CORPORATION


                                       By: ______________________________
                                             Hugh R. Gaither
                                             President